Exhibit 1.1

DEALMAKER ORDER FORM

Regulation A Offerings (each, an “Offering”)

Customer:.	GolfSuites Inc.	Contact:	Gerald Ellenburg

Address:	650 East Bloomingdale Avenue,	Phone:	(813)-621-5000
Brandon, FL 33511

Commencement Date (optional):		E-Mail:	jerry@golfsuites.com

This Order Form sets forth the terms of service by which a number of separate DealMaker affiliates are engaged to provide services to Customer (collectively, the “Services”). By its signature below in each applicable section, Customer hereby agrees to the terms of service of each company referenced in such section. Unless otherwise specified above, the Services shall commence on the date hereof.

By preceding with its order, Customer agrees to be bound contractually with each respective company. The Applicable Terms of Service include and contain, among other things, warranty disclaimers, liability limitations and use limitations.

There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by one of the companies referenced herein and Customer in writing.

A summary of Services purchased is described on Schedule A attached. The applicable Terms of Service are described on the Schedules thereafter, and are incorporated herein.

Services NEVER include providing any investment advice nor any investment recommendations to any investor.

Schedule “A”

Summary of Fees

A.	Regulation A Offering Fees

●	$20,500 Advance (an advance against accountable expenses anticipated to be incurred, and refunded to extent not actually incurred)

This advance fee includes

i.	$12,500 prepaid to DealMaker Securities LLC for Pre-Offering Analysis
ii.	$5,000 prepaid to Novation Solutions Inc. O/A DealMaker for infrastructure for self-directed electronic roadshow
iii.	$3,000 prepaid to DealMaker Reach LLC for consulting and developing materials for self-directed electronic roadshow

●	$17,000 monthly account management fees.
○	Monthly account management fees commence on the first month following the Commencement Date
○	To the extent services are commenced in advance of a FINRA no objection letter being received, such amounts shall be considered an advance against accountable expenses anticipated to be incurred, and fully refunded to extent not actually incurred). A maximum of $51,000 or three months of account management fees are payable prior to a no objection letter being received.
○	Monthly fees include:
■	$2,000 account management fees payable to DealMaker (up to a maximum of $24,000 during the Offering)
■	$15,000 account management fees payable to Reach (up to a maximum of $180,000 during the Offering)

●	6.5% Cash Fees From All Proceeds:

●	$9,500 in Corporate Filing Fees (payable to FINRA)

Fair Compensation

To ensure adherence to fair compensation guidelines, DealMaker Securities will ensure that, in any scenario, the aggregate fees payable to DealMaker Securities and its affiliates in respect of Services related to the Offering shall never exceed the amounts set forth in the table below (the column entitled “Maximum Compensation”).

Total Offering Amount	Maximum Compensation
$15,000,000	$1,449,500.00
$30,000,000	$2,424,500.00
$45,000,000	$3,399,500.00
$60,000,000	$4,374,500.00

If the Offering is fully subscribed, the maximum amount of underwriting compensation will be $4,374,500

*In the event that the Financial Industry Regulatory Authority (“FINRA”) Department of Corporate Finance does not issue a no objection letter for the Offering, all DMS Fees are fully refundable other than services actually rendered.

B.	Non-Regulation A Offering Fees

●	$500 monthly subscription fee for DealMaker Engage shareholder management portal, commencing on the first month after which securities are issued by DealMaker Transfer Agent.

Fees for additional services are listed on the DMTA Rate card and are subject to regular update in the ordinary course.

Note: Prices are standard base fees and subject to additional customization fees. A condition of the use of DealMaker Transfer Agent LLC services is that Customer continue to pay any and all outstanding fees owing to DealMaker, including software fees for use of the DealMaker Engage software portal on a monthly basis, on the fees and terms established in the Order Form entered into between Issuer and DealMaker.

Schedule “B”

DealMaker Securities Services

Pre-Offering Analysis

●	Reviewing Customer, its affiliates, executives and other parties as described in Rule 262 of Regulation A, and consulting with Customer regarding same.

Pre-Offering Review for Self-Directed Electronic Roadshow

●	Review with Customer best business practices regarding raise in light of current market conditions and prior self-directed capital raises
●	Review with Customer for customization for investor questionnaire, selection of webhosting services, and template for campaign page
●	Advising Customer on compliance of marketing material and other communications with the public with applicable legal standards and requirements
●	Providing advice to Customer on content of Form 1A and Revisions
●	Provide extensive, review, training, and advice to Customer and Customer personnel on how to configure and use electronic platform powered by DealMaker.tech
●	Assisting in the preparation of SEC and FINRA filings
●	Working with the Customer’s SEC counsel in providing information to the extent necessary

Advisory, Compliance and Consulting Services During the Offering

●	Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing Customer with information on an investor in order for Customer to determine whether to accept such investor into the Offering;
●	If necessary, discussions with the Customer regarding additional information or clarification on an Customer-invited investor;
●	Coordinating with third party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to the company whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying the company, if needed, to gather additional information or clarification on an investor;
●	Providing ongoing advice to Customer on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
●	Consulting with Customer regarding any material changes to the Form 1A which may require an amended filing; and
●	Reviewing third party provider work-product with respect to compliance with applicable rules and regulations.

Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described above. Customer hereby agrees to the terms set forth in the DealMaker Securities Terms with fees described on Schedule A hereto.

Customer Representative

Schedule “C”

DealMaker Reach Services

Launch Phase

Duration: Three (3) months commencing from the Commencement Date.

At the end of the three month Launch period, marketing services will be complete and all assets handed over to Customer.

Assets:

●	Website (2-4 variations)
●	Custom built API-based checkout
●	4-6 new acquisition ads
●	3 retargeting ads
●	6 email automations
●	4 company email updates
●	1 webinar

Message Testing, Iteration and Delivery - including:

●	Analytics and tracking implementation
●	Weekly strategy and campaign performance reporting
●	Partnerships
●	Paid media strategy and execution on Meta (FB/IG) and Google Ads
●	Email strategy and execution
●	Copywriting and graphic design

Renewal

In some cases, the Marketing Scope of Services may be eligible for renewal, which must be confirmed in writing by both parties. Duration of renewal shall extend until the closing of the Offering. In any renewal period, scope of services shall also include:

Assets:

●	Unlimited new acquisition ads
●	Unlimited retargeting ads
●	10 email automations and SMS
●	3-4 company email updates per month
●	Monthly webinars

Message Testing, Iteration and Delivery - including:

●	Campaign video production
●	Video editing and animations
●	Additional paid media strategy and execution on LinkedIn, Twitter, TikTok, and Bing
●	Partnerships and sponsored content
●	SMS and ringless voicemail investor nurturing
●	Social Media Management across LinkedIn, Twitter, Facebook, and Instagram

Note: any customer cancellation prior to the end of the Renewal period shall result in customer’s obligation to pay two (2) additional months Marketing fees after the month in which notice of termination is delivered.

Marketing Services are provided by DealMaker Reach LLC. Customer hereby agrees to the terms set forth in the DealMaker Reach Terms of Service with fees described on Schedules A and B hereto.

Customer Representative

Schedule “D”

DealMaker.tech Subscription Platform and Shareholder Engagement Online Portal

During the Offering, Subscription Processing and Payments Functionality

●	Creation and maintenance of deal portal powered by DealMaker.tech software with fully-automated tracking, signing, and reconciliation of investment transactions
●	Full analytics suite to track all aspects of the offering and manage the conversion of prospective investors into actual investors.

Apart from the Offering, Shareholder Management via DealMaker Engage

●	Shareholder management software to provide corporate updates, announce additional financings, and track engagement
●	Document-sharing functionality to disseminate share certificates, tax documentation, and other files to investors
●	Monthly fee is payable to DealMaker.tech while the client has engaged DealMaker Transfer Agent

Subscription Management and Shareholder Engagement Technology is provided by Novation Solutions Inc. O/A DealMaker. Customer hereby agrees to the terms set forth in the DealMaker Terms of Service with fees described on Schedules A and B hereto.

Customer Representative

Signature Certificate

Reference number: WNN7S-DZGTK-FMTZP-IV7DH

Signer	Timestamp	Signature
Jerry Gerald Email: jerry@golfsuites.com		Ryan Ellenburg
Sent:	02 Aug 2023 20:15:31 UTC	
Viewed:	06 Sep 2023 10:10:31 UTC	
Signed:	06 Sep 2023 10:11:10 UTC	
Recipient Verification:		IP address: 47.199.167.30
✔Email verified	06 Sep 2023 10:10:31 UTC	Location: Palm Harbor, United States

Document completed by all parties on:
06 Sep 2023 10:11:10 UTC

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